UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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PRESDIO PROPERTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

ZUMA CAPITAL MANAGEMENT, LLC

ZCM OPPORTUNITIES FUND, LP

SAMARA GROWTH FUND, LP

SAMARA SELECT FUND, LP

OURAY SELECT, LP

OURAY PARTNERS INTERNATIONAL LTD

OURAY FUND MANAGEENT, LLC

OURAY CAPITAL MANAGEMENT, LLC

REUBEN BERMAN

STEFANI CARTER

VITO GARFI

BRENT MORRISON

ELENA PILIPTCHAK

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Zuma Capital Management, LLC, together with the other participants named herein (collectively, “Zuma”), intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of director nominees at the 2024 annual meeting of stockholders (the “Annual Meeting”) of Presidio Property Trust, Inc., a Maryland corporation (the “Company”).

Item 1: On March 13, 2024, Zuma issued the following press release and open letter to stockholders of the Company.

Zuma Capital Management Nominates Five Highly Qualified, Independent Director Candidates at Presidio Property Trust

Urges Immediate Action to Refresh the Board

Contends the Upcoming Annual Meeting is an Opportunity to Begin Much Needed Change at The Company

ATLANTA, GEORGIA – March 13, 2024 – Zuma Capital Management, LLC, which owns approximately 7.7% of the outstanding shares of the Series A Common Stock of Presidio Property Trust, Inc. (NASDAQ: SQFT) (“Presidio” or the “Company”), today issued a public letter to the Company’s stockholders announcing its nomination of five highly qualified, independent candidates; Reuben Berman, Stefani Carter, Vito Garfi, Brent Morrison and Elena Piliptchak, for election to the Company’s Board of Directors at the Company’s 2024 Annual Meeting of Stockholders.

Learn more about Zuma Capital Management, LLC’s director candidates by visiting www.SavePresidio.com, where stockholders can download a copy of our letter and sign up for future updates on Zuma Capital Management’s campaign for boardroom change.

The full text of the letter follows:

March 13, 2024

Dear Fellow Stockholders,

Zuma Capital Management, LLC (together with its affiliates and the participants named herein, “Zuma,” “our” or “we”), is a significant stockholder group of Presidio Property Trust, Inc. (NASDAQ: SQFT) (“Presidio” or the “Company”), with ownership of approximately 7.7% of the Company’s outstanding shares of Series A Common Stock (the “Common Stock”).

Over the past six months, we have become a significant independent stockholder group of Presidio, primarily because we believe the Company’s assets are worth much more than is reflected in its stock price. Our significant research into the Company has led us to believe the value disconnect derives from the CEO and Chairman of the Board Jack Heilbron’s external business interests driving decision making at the Company and the Company’s insular Board failing to uphold their duty to act in the best interests of stockholders.

We have attempted to engage in good faith by inquiring about the Company’s business interests with Mr. Heilbron’s private investment advisory firm, Centurion Counsel, Inc. (“Centurion”), which, as disclosed in Mr. Heilbron’s Schedule 13D filed on March 4, 2024, apparently holds shares of Common Stock on behalf of various account holders.1 We believe the Company has not fully disclosed its business relationships and arrangements with Centurion. Rather than listening to the concerns of the Company’s stockholders and engaging with us, the Board brushed us aside and effectively asked us to trust that it will do the right thing.

Our engagement with the Company convinced us that significant change was needed to execute a turnaround so we nominated a slate of highly qualified directors for election to the Board. Again, rather than engage with us and in an act of entrenchment and fear, the Board responded to our nomination by approving long-term employment contracts for the Company’s executive team, including Mr. Heilbron. We believe the compensation terms of these agreements are egregious given the Company’s chronic underperformance.

We believe the Board’s recent approval of various long-term employment contracts with the Company’s executives in response to legitimate stockholder feedback is just the latest in a series of unfortunate examples of the Board choosing to entrench its leadership rather than seeking to take the necessary steps to improve as a Company. We do not believe it is possible to justify the Board’s actions given the Company’s share price underperformance, evidenced by its Total Shareholder Return (“TSR”) of –24.09%2 since taking its Common Stock public and its three year TSR of -23.00%.3

Our view is that the Board’s actions reflect poor corporate governance and undermine your rights as stockholders. We believe the Company should let stockholders decide who they want to lead to the Company rather than permitting executives to hide behind long term contracts finalized just months before a critical stockholder meeting. The Company’s public stockholders deserve better than leadership that runs the Company like a small family owned business. Accordingly, we believe significant change is required to the Board to re-build a company that is focused on long-term initiatives to improve operating performance and increase stockholder value.

We have nominated five highly qualified, independent candidates for election to the Board, who have strong experience in commercial real estate, corporate governance and capital allocation. Our director candidates look forward to engaging with Presidio’s stockholders about their constructive and practical ideas for igniting a turnaround at the Company and identifying its next generation of management to lead the Company to a more prosperous future. If elected by Presidio’s stockholders, our nominees intend to put the past in the rearview mirror and support the type of collegial boardroom dialogue that is necessary to unlock the full potential of Presidio. We look forward to further communicating our ideas with our fellow stockholders in the coming weeks.

Sincerely,
/s/ Brent Morrison
Brent Morrison

***

1 Based on a Schedule 13D filed with the Securities and Exchange Commission on March 4, 2024 by Jack K. Heilbron.

2 Source: Morningstar (as of March 12, 2024) and Zuma Capital Management Internal Estimates.

3 Source: Morningstar (as of March 12, 2024) and Zuma Capital Management Internal Estimates.

Zuma Capital Management’s Five Nominees

Reuben Berman

Mr. Berman is a successful real estate investor with significant experience buying and selling commercial real estate.

•	Currently serves as Founding Partner of Entrada Partners, a real estate investment firm he founded in 2009 which comprises of a portfolio of over $500 million of commercial properties
•	Previously, Mr. Berman served as Assistant Vice President of Acquisitions for Kor Realty Group LLC, a real estate company that offers development, investment and management of lifestyle properties

Stefani Carter

Ms. Carter is a successful attorney with significant board and corporate governance experience.

•	Serves as the Principal at Stefani Carter & Associates, LLC, a consulting and legal services firm
•	Previously, Ms. Carter served as a Shareholder at Ferguson Braswell Fraser Kubasta, PC, a full-service business law firm
•	Previously served as Senior Counsel at Estes Thorne & Carr PLLC, a Dallas-based law firm, from November 2017 to October 2020
•	Previously she served as an elected representative of Texas House District 102 in the Texas House of Representatives between January 2011 and January 2015
•	Currently serves as Lead Director, Chair of the Nominating and Corporate Governance Committee, and a Member of the Related Party Transactions Committee of Braemar Hotels & Resorts Inc.
•	She has served on the board of Wheeler Real Estate Investment Trust, Inc., a retail property focused real estate investment trust, and has also served on the board Axos Financial, Inc. (“Axos”), a diversified financial services company, serving as Chair of the Nominating/Corporate Governance Committee and as a member of the Compensation Committee of the board of director and as member of the Asset/Liability Committee of the board of directors of Axos Bank.

Vito Garfi

Mr. Garfi has significant capital markets and securities trading experience.

•	Currently serves as a broker at Avatar Securities, LLC, a proprietary trading firm and broker-dealer, specializing in supporting experienced prop traders.
•	Serves as Managing Member of Cordoba Asset, LLC

Brent Morrison, CFA

Mr. Morrison has significant experience investing in small-cap, real estate companies.

•	Currently serves as the Chairman, Chief Executive Officer and President for Regional Health Properties, Inc. (“Regional Health”), a self-managed real estate investment company that invests primarily in real estate.
•	Currently serves as the Managing Member for Zuma Capital Management, LLC, an investment manager focused on opportunistic investments specializing in underfollowed, smallcap companies.

•	Previously served on the board of directors for iPass, Inc., which provides global enterprises and telecommunications carriers with cloud-based mobility management and Wi-Fi connectivity services.

Elena Piliptchak

Ms. Piliptchak has significant experience investing in public companies.

•	Currently serves as Portfolio Manager for Ouray Capital Management, LLC, a concentrated small-cap equity fund focused on investing in a limited number of under-researched stocks.
•	Previously, she served as a Senior Investment Professional for Axial Capital Management LLC, a $1.5 billion long-short equity “Tiger Cub” fund.
•	Previously served as Portfolio Manager for Tiger Europe Management LLC, a long-shorty equity “Tiger Cub” fund that she co-founded
•	Previously served as Director for Tiger Europe Master Fund Ltd., a European-focused “Tiger Cub” fund.
•	Previously served as an Analyst for Highfields Capital Management LP, an investment management fund.

Investor contact:

Brent Morrison, (310) 989-6705

Item 2: Also on March 13, 2024, Zuma launched a website to communicate with stockholders of the Company regarding the Annual Meeting. The website address is www.savepresidio.com. The following materials, including the letter to stockholders attached as Exhibit 1 hereto, were posted by Zuma to www.savepresidio.com:

Disclaimer

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The views expressed on this website represent the opinions of Zuma Capital Management, LLC, the other participants in the solicitation (collectively, the "Participants"), which beneficially own shares of Presidio Property Trust, Inc. (the "Company") and are based on publicly available information with respect to the Company. The Participants recognize that there may be confidential information in the possession of the Company that could lead it or others to disagree with the Participants' conclusions. The Participants reserve the right to change any of the opinions expressed herein at any time as they deem appropriate and disclaim any obligation to notify the market or any other party of any such changes. The Participants disclaim any obligation to update the information or opinions contained on this website.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third-party reports. Neither the Participants nor any of their affiliates shall be responsible for or have any liability for any misinformation contained in any third-party SEC or other regulatory filing or third-party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by the Participants herein are based on assumptions that the Participants believe to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. The Participants currently beneficially own shares of the Company. It is possible that there will be developments in the future that cause the Participants from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Although the Participants believe the statements made in this website are substantially accurate in all material respects and does not omit to state material facts necessary to make those statements not misleading, the Participants make no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Zuma Capital Management, LLC, a Delaware limited liability company (“Zuma Capital Management”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2024 annual meeting of stockholders of Presidio Property Trust, Inc., a Maryland corporation (the “Company”).

ZUMA CAPITAL MANAGEMENT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be Zuma Capital Management, ZCM Opportunities Fund, LP (“ZCM Opportunities”), Samara Growth Fund, LP (“Samara Growth”), Samara Select Fund, LP (“Samara Select”), Ouray Select, LP (“Ouray Select”), Ouray Partners International LTD (“Ouray International”), Ouray Fund Management, LLC (“Ouray Fund Management”), Ouray Capital Management, LLC (“Ouray Capital Management”), Reuben Berman, Stefani Carter, Vito Garfi, Brent Morrison, and Elena Piliptchak.

As of the date hereof, ZCM Opportunities directly beneficially owns 147,850 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), including 80,765 shares of Common Stock issuable upon the exercise of certain Series A Common Stock purchase warrants (the “Warrants”). Zuma Capital Management, as the general partner and investment manager of ZCM Opportunities and the separately managed accounts (the “SMAs”), may be deemed to beneficially own the (i) 100 shares of Common Stock owned directly, (ii) 147,850 shares of Common Stock owned directly by ZCM Opportunities, (iii) 30,076 shares of Common Stock held in a certain retirement account (the “Retirement Account”), and (iv) 41,138 shares of Common Stock held in the SMAs. Mr. Morrison, as the managing member of Zuma Capital Management, may be deemed the beneficial owner of the (i) 32,147 shares of Common Stock owned directly, including 25,147 shares of Common Stock underlying the Warrants, (ii) 147,850 shares of Common Stock owned directly by ZCM Opportunities, (iii) 100 shares of Common Stock owned directly by Zuma Capital Management, (iv) 30,076 shares of Common Stock held in the Retirement Account, and (v) 41,138 shares of Common Stock held in the SMAs. As of the date hereof, Samara Growth directly owned 51,427 shares of Common Stock. As of the date hereof, Samara Select directly owned 50,991 shares of Common Stock. As of the date hereof, Ouray Select directly owned 76,475 shares of Common Stock. As of the date hereof, Ouray International directly owned 30,556 shares of Common Stock. As the general partner of each of Samara Growth, Samara Select and Ouray Select, Ouray Fund Management may be deemed to beneficially own the 178,893 shares of Common Stock beneficially owned in the aggregate by Samara Growth, Samara Select and Ouray Select. As the investment manager of each of Samara Growth, Samara Select, Ouray Select and Ouray International, Ouray Capital Management may be deemed to beneficially own the 209,449 shares of Common Stock beneficially owned in the aggregate by Samara Growth, Samara Select, Ouray Select and Ouray International. As the managing member of each Ouray Fund Management and Ouray Capital Management, Ms. Piliptchak may be deemed to beneficially own the 209,449 shares of Common Stock beneficially owned in the aggregate by Samara Growth, Samara Select, Ouray Select and Ouray International and 11,800 shares of Common Stock owned directly. As of the date hereof, Vito Garfi directly owned 548,276 shares of Common Stock. As of the date hereof, neither Mr. Berman nor Ms. Carter own any shares of Common Stock.